UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (404) 715-2600

Registrant’s Web site address:      www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Joseph C. Kolshak will retire as Executive Vice President – Operations of Delta Air Lines, Inc. (“Delta”) effective January 1, 2008.  On November 28, 2007, the Personnel & Compensation Committee of Delta’s Board of Directors approved a separation agreement between Mr. Kolshak and Delta.

(e)  Under the separation agreement, Mr. Kolshak will agree to certain non-competition, non-solicitation and confidentiality covenants for the benefit of Delta, as well as a general release of claims he may have against Delta.  Mr. Kolshak will receive the benefits provided to executive vice presidents under the 2007 Officer and Director Severance Plan, a copy of which is filed as Exhibit 10.1 to Delta’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and certain benefits which are commonly provided to retired senior executives in the airline industry.  In connection with Delta’s emergence from bankruptcy, Mr. Kolshak received an award of restricted stock, stock options and performance shares under Delta’s 2007 Performance Compensation Plan.  For additional information about this award, see Delta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007.  Under the agreement, all restrictions on the restricted stock will lapse as of January 1, 2008; the stock options may be exercised until January 1, 2010; and the performance shares may vest if Delta meets certain performance goals over the three year period ending December 31, 2009.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: November 29, 2007	Leslie P. Klemperer Secretary

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